UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2006
Town Sports International Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation)	333-114210 (Commission File Number)	20-0640002 (I.R.S. Employer Identification No.)

888 Seventh Avenue, New York, New York (Address of Principal Executive Offices)		10106 (Zip Code)
Registrant’s telephone number, including area code: (212) 246-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
Mark Smith, the Chairman of Town Sports International Holdings, Inc. (the “Company”) and a director, resigned as a director, officer, employee and from any other positions that he currently held with the Company and any of its subsidiaries and affiliates as of March 23, 2006.
In connection with Mr. Smith’s resignation, the Company and its subsidiary Town Sports International, Inc. (“TSI”) entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Smith as of March 23, 2006. Pursuant to the Separation Agreement, among other things, the Company will (1) make equal biweekly payments to Mr. Smith at an annual rate equal to his current base salary, effective January 1, 2006, which is $465,716, through March 31, 2007, less statutory and other usual or customary payroll deductions such as FICA and Medicare; and (2) pay Mr. Smith a bonus for calendar year 2006 at or about the same time the bonuses for calendar year 2006 are paid to other executives, based on Company performance.
In addition, the Company, TSI and Mr. Smith entered into an Equity Agreement (the “Equity Agreement”) as of March 23, 2006. Pursuant to the Equity Agreement, among other things, (1) the portion of Mr. Smith’s stock option to purchase 6,000 shares of Class A Common Stock granted to him pursuant to the Company’s 2004 Common Stock Option Plan (the “Stock Option Plan”) as of February 4, 2004 (the “Option”), which had vested to purchase 1,200 shares of Class A Common Stock, will remain exercisable until December 31, 2006, and the unvested portion of the Option to purchase 4,800 shares of Class A Common Stock terminated; (2) no later than April 7, 2006, the Compensation Committee of the Company will grant to Mr. Smith a stock option (the “New Option”) on substantially the same terms and conditions as the unvested portion of the Option that expired at an exercise price equal to the “fair market value” (as defined in the Stock Option Plan) on the date of grant, which will expire on July 23, 2013 and will be subject to similar vesting provisions contained in the Option for the unvested portion that expired; and (3) the Company will pay Mr. Smith a lump sum cash amount of $44,448, less any applicable withholding, if (A) before December 31, 2007, a sale of the Company occurs and the aggregate gross consideration to be received in connection with such sale by the holders of the Class A Common Stock equals or exceeds a target defined in the New Option, or (B) based on Company performance as of December 31, 2007.
A copy of the Company’s press release related to its announcement of Mr. Smith’s resignation is attached as Exhibit 99.1 hereto, and is incorporated by reference into this report.
ITEM 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

99.1	Press Release dated March 29, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWN SPORTS INTERNATIONAL HOLDINGS, INC. (Registrant)
Date: March 29, 2006	By:	/s/ RICHARD PYLE
Richard Pyle
Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated March 29, 2006.